UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

SARAH HOFSTETTER

MUNIB ISLAM

BOZOMA SAINT JOHN

KURT SCHMIDT

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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@ThirdPointLLC issued Tweets stating:

@GlassLewis understands that it’s time to #RefreshTheRecipe: “…we remain concerned that Campbell’s boardroom suffers not from having too many, but the wrong, cooks in the kitchen.” (SEC Legend: http://bit.ly/SEC_Legend)

Heard on the Street’s @AaronBack agrees – $CPB’s billionaire heirs have FAILED as stewards of the Company. Non-insider shareholders should VOTE THE WHITE CARD for more control. Via @WSJ: https://on.wsj.com/2Tj65Z4 (SEC Legend: http://bit.ly/SEC_Legend)

How will the Independent #ShortSlate Refresh $CPB’s Recipe? Watch our latest video here: http://bit.ly/NewVideoFromTP (SEC Legend: http://bit.ly/SEC_Legend)

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@ThirdPointLLC retweeted the following:

@dwbronner: Two weeks out from the Campbell Soup annual shareholder meeting, Third Point has secured a full recommendation from ISS and support for 3 of 5 candidates from Glass Lewis. Plus! Campbell reports earnings next week. Here’s my latest on the $CPB proxy fight:

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Permission to use quotations in this filing neither sought nor obtained

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto, on October 9, 2018 filed Supplement No. 2 thereto and on November 9, 2018 filed Supplement No. 3 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

Bid to shake up Campbell Soup gets a boost

CNN Business

By Danielle Wiener-Bronner

November 15, 2018

New York (CNN Business) The activist investor trying to shake up Campbell Soup just got two important advocates on his side.

Daniel Loeb, a billionaire who has a history of taking stakes in major companies and demanding change, has targeted the soup maker in his latest attempt to upend management at a major company.

His hedge fund, Third Point, owns 7% of Campbell, and Loeb has been trying to rally support from other Campbell’s shareholders to change the company’s leadership and install new directors.

Proxy adviser Institutional Shareholder Service, or ISS, lent support to Loeb’s hedge fund late Wednesday, saying that shareholders should vote for all five of Third Point’s board nominees.

Glass Lewis, another important proxy adviser, lent support to three of the five.

Support from proxy advisory firms, third parties that advise investors on which side is best positioned to increase shareholder value, will likely help sway some investors in Third Point’s favor. But it’s still an uphill battle for Loeb’s side.

Third Point and Campbell Soup (CPB) have been locked in the vicious proxy battle since the summer.

Third Point started off by trying to replace the entire board, and argued that Campbell’s leaders should sell the company.

It has softened its stance since then, and offered a plan to improve the health of the company and nominated fewer board members. Campbell has held firm in its belief that it knows what’s best for the struggling company.

This year, Campbell has suffered from poor sales, an ill-fated acquisition and the abrupt departure of its CEO.

About 41% of the company is controlled by descendants of the founding family, who have vowed to support the current leaders. Third Point and its supporters hold only about 10%. That means odds are against Third Point, which is making its case ahead of a shareholder vote during the company’s annual investor meeting on November 29.

“Winning ISS approval is a big step for Mr. Loeb,” said Charles Elson, director of the center for corporate governance at the University of Delaware. “That being said, he still has to overcome the hurdle” of the family controlled shares.

ISS said that Campbell has lagged its peers in recent years, that it has failed to correctly manage its acquisitions and that the current leadership, while acknowledging the company’s shortcomings, has been too slow to make changes.

“The dissident has presented a compelling case that change at the board level is warranted,” ISS said, adding that the nominees chosen by Third Point seem “well qualified to contribute to the company’s turnaround.”

Campbell said they “strongly disagree,” with the recommendation, maintaining that the company’s leadership “combines the necessary skills ... needed to provide the proper oversight and strategic guidance on a variety of diverse consumer and business needs.”

Another important proxy adviser, Glass Lewis, called out the lack of marketing and operating experience among members of Campbell’s current board.

“We remain concerned that Campbell’s boardroom suffers not from having too many, but the wrong, cooks in the kitchen,” Glass Lewis said on Thursday.

The firm recommended Kurt Schmidt, former Gerber CEO and William Toler, a former CEO of Hostess who worked at Campbell Soup for many years. It also recommended Sarah Hofstetter, who worked on Oreo and Oscar Mayer ad campaigns.

Campbell said it “largely agrees with the thoughtful views outlined by Glass Lewis.”

The company said recently that it offered to add Hofstetter and Schmidt to its board after the upcoming annual shareholder meeting, but that Third Point rejected the offer.

It doesn’t want Toler on the board. Campbell said Thursday that “we are very familiar with him due to his period of employment with the company and concluded that he would not be an appropriate director.”

Third Point celebrated the recommendations from both advisory firms.

“ISS and Glass Lewis sent a powerful message to Campbell shareholders that the time has come for significant change,” the hedge fund said on Thursday.

Support from the advisers gives Third Point a much-needed boost, said Kai Liekefett, a partner at the law firm Sidley Austin.

“I think they have a small chance of winning anywhere between one and three seats,” he said. But “they need to pitch a perfect game to get there.”

And though ISS and Glass Lewis are influential, they are unlikely to sway the company’s major institutional shareholders like Vanguard, BlackRock and State Street, which control about 13% altogether.

“They make their own decisions,” Liekefett noted. And they tend to give corporate leaders “the benefit of the doubt.”

Campbell is scheduled to report earnings next week.